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                                                                    EXHIBIT 10.5

                        ADMINISTRATIVE SERVICES AGREEMENT

            THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made this 19th day of December, 2001, by and between WHEELING ISLAND GAMING, INC. ("Wheeling"), SPORTSYSTEMS CORPORATION ("Sportsystems"), and DELAWARE NORTH COMPANIES, INCORPORATED ("Delaware North").

            WHEREAS, Wheeling conducts pari-mutuel races, operates video lottery terminals, and provide patrons with food and beverage concession services (collectively, the "Operations") at its facility known as the Wheeling Downs Racetrack and Gaming Center located in Wheeling, West Virginia (the "Racetrack");

            WHEREAS, Sportsystems is the sole shareholder of Wheeling and provides headquarters administrative support services and executive management support services to Wheeling from the main offices of Sportsystems in Buffalo, New York; and

            WHEREAS, Delaware North is the sole shareholder of Sportsystems, and Delaware North routinely provides certain administrative functions to Sportsystems and its subsidiaries; and

            WHEREAS, Wheeling, Sportsystems and Delaware North desire to enter into this Agreement to confirm the terms under which Sportsystems and Delaware North will provide administrative services to Wheeling;

            NOW, THEREFORE, Sportsystems and Wheeling agree as follows:

            1. THE ADMINISTRATIVE SERVICES. Sportsystems shall provide (or cause to be provided) to Wheeling certain administrative support services utilizing the headquarters personnel of Sportsystems and its affiliates. Such administrative support services shall include accounting assistance, financial planning and financial reporting services, internal audit services, computer management/information services and administration assistance, software services, records management services assistance, communication services, legal services, security management and investigation services, public relations services, centralized treasury services, payroll management, purchasing assistance, human resources management and employment law compliance assistance, labor relations assistance, facilities planning and development assistance, risk management services, tax reporting and tax filing services, financial analysis services, operations administration assistance, and other general administrative services (hereafter collectively referred to as the "Administrative Services"). It is understood that the Administrative Services will supplement the functions which are performed by local personnel located at Wheeling Downs and are not in lieu of the services of any local personnel. Risk management services include, without limitation, obtaining on behalf of Wheeling the insurance coverages described in Section 10 hereof.

            2. SERVICES MAY BE PERFORMED BY AFFILIATES OF SPORTSYSTEMS. It is understood and agreed that from time to time Sportsystems may delegate to Delaware North or

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its affiliates responsibility for providing some of the services described in this Agreement. Sportsystems (or Delaware North or its affiliates which incur costs for the benefit of Wheeling, as the case may be) shall be reimbursed for services provided to Wheeling in accordance with the terms of this Agreement, as directed by Sportsystems.

            3. BANK ACCOUNTS. Sportsystems shall cause separate depository, disbursements and concentration accounts to be established in the name of Wheeling at J. P. Morgan Chase Bank (or at any successor to J. P. Morgan Chase Bank which serves as the centralized treasury bank for the operations of Sportsystems). Except to the extent otherwise required by law, all daily receipts from the operations of Wheeling will be deposited into the depository account, and disbursements for expenses will be made from the disbursements account (the depository, disbursements and concentration accounts are hereafter collectively referred to as the "Operating Accounts"). Sportsystems is authorized to make disbursements from the Operating Accounts for all expenses and obligations of Wheeling. All bank statements reflecting activity in any account maintained for the benefit of Wheeling will be received by Sportsystems, and Sportsystems will handle and maintain banking records in accordance with its customary management policies. The Operating Accounts will be maintained separately from other accounts of Sportsystems and its affiliates. Sportsystems will cause cash on hand in excess of current needs to be invested in short term investments, and will credit Wheeling with the interest earnings attributable to such investments.

            4. ADMINISTRATIVE SERVICES FEE. In consideration for services to be provided by Sportsystems pursuant to this Agreement, Wheeling will pay to Sportsystems an annual administrative services fee (the "Fee") in an amount equal to the greater of (i) one and one-half percent (1.5%) of Wheeling's Consolidated Revenue as reflected on the audited financial statements of Wheeling for the preceding year, or (ii) One Million Two Hundred Thousand Dollars ($1,200,000). The Fee shall be payable to Sportsystems on a monthly basis. Sportsystems shall have the right, exercisable in its discretion, to direct Wheeling to make direct payment of the Fee to Delaware North or its affiliate.

            5. MANAGEMENT PAYROLL SERVICES. For purposes of confidentiality, the general manager and other designated employees of Wheeling will be paid salary and benefits through a paymaster corporation which is an affiliate of Sportsystems. This paymaster corporation will make all salary payments, will secure and pay for all benefits, will pay all payroll-related taxes, and will provide all payroll-related reporting, filings and record keeping for the general manager and other designated employees of Wheeling. Wheeling will reimburse Sportsystems the foregoing costs incurred with respect to the general manager and other designated employees of Wheeling.

            6. SERVICES FOR THE ACCOUNT OF WHEELING. Sportsystems shall provide all services described in this Agreement during the term of this Agreement in accordance with the conditions set forth in this Agreement. The parties agree that the performance of all such services by Sportsystems described in this Agreement will be for the account of Wheeling. Except as otherwise specifically set forth in this Agreement, Sportsystems shall not be obligated in any way or under any circumstances to advance funds for the costs or expenses of the


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Operations or the Racetrack.

            7. TERM. This Agreement will continue for a term of ten (10) years from the date hereof, provided that, in the event Wheeling is liquidated, dissolved or sells substantially all of its assets, this Agreement will automatically terminate.

            8. PAYMENT OF COSTS TO THIRD-PARTY SUPPLIERS.

            (a) PAYMENT. Wheeling shall either promptly reimburse Sportsystems, Delaware North or any affiliate of Delaware North which incurred costs for the benefit of Wheeling (at actual cost), or pay directly, all costs which are incurred to third-party suppliers of services or products. By way of example, these charges may include costs incurred to suppliers of goods, products and inventory, attorneys' fees, bank service charges, insurance premium costs, funding and administrative costs associated with pension, welfare and health plans, the payment of claims under pension, welfare and health plans, warehouse charges for centralized records storage, delivery charges for packages transmitted for the account of Wheeling, professional and consulting fees, tax reporting service fees, and any taxes paid for the account of Wheeling. To the extent that third-party costs are incurred for the joint benefit of Wheeling and Sportsystems (or Delaware North or its affiliates), Wheeling will reimburse its reasonably allocated share of such costs.

            (b) TERMS. Payments to third party vendors by Sportsystems, Delaware North or its affiliates for the account of Wheeling shall be, in the aggregate, on terms at least as favorable as Wheeling could obtain independently from such third party vendors. However, Sportsystems will use its best efforts to cause third party vendors to submit bills directly to Wheeling.

            9. PERIODIC INVOICES. Sportsystems will submit to Wheeling invoices for all Fees and charges arising under this Agreement on a monthly basis. Wheeling agrees to remit payment of such invoices within ten (10) days of receipt, or in the discretion of Sportsystems payments may be made by direct debit from the Operating Accounts of Wheeling to an account maintained by Sportsystems.

            10. INSURANCE.

            (a) LIABILITY INSURANCE. Sportsystems will use commercially reasonable efforts to secure for the benefit of Wheeling, at its cost, all insurance coverages appropriate to the scope and conduct of its business, including, without limitation, comprehensive general liability insurance, dram shop or liquor liability coverage, workers compensation coverage, and auto liability coverage on an independent, stand alone basis (collectively, the "Liability Insurance"). Such Liability Insurance shall name Sportsystems and any of its affiliates which provide services to Wheeling pursuant to this Agreement as additional insureds.

            (b) INSURANCE IN THE DELAWARE NORTH AFFILIATED GROUP. There are certain insurance coverages which may be maintained by Delaware North for the benefit of its subsidiaries and affiliates, including Wheeling, pursuant to master policies. Examples of such


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insurance coverages include property insurance, boiler and machinery coverage, animal mortality coverage, executive risk insurance, crime coverage, directors and officers liability insurance, pension trust insurance, national flood insurances, health and welfare benefit insurance, and umbrella or excess liability coverage (collectively, the "Group Insurance Coverages"). For so long as insurance carriers do not object, Delaware North will continue to maintain the Group Insurance Coverages for the benefit of Wheeling, subject to the obligation of Wheeling to reimburse Delaware North for the cost of such insurance reasonably allocable to Wheeling, including costs in payment of any deductible amounts or self-insured retention amounts. Wheeling agrees to reimburse premium costs based on a reasonable allocation of such costs. Delaware North reserves the right to discontinue offering any of the Group Insurance Coverages upon written notice to Wheeling in the event any carrier terminates or does not renew any of such insurance coverages. It is agreed that if Wheeling can acquire its insurance coverages more economically from sources other than through Delaware North, then Wheeling shall have the right to obtain such alternative insurance coverage.

            11. INDEMNITY.

            (a) INDEMNIFICATION BY WHEELING. Wheeling agrees to indemnify and hold Sportsystems, Delaware North and its affiliates harmless from any liability for injury to persons or damage to property for any cause whatsoever, either in and about the Racetrack, its premises and the land upon which it is situated or elsewhere, including without limitation any such loss, cost or damage occurring as a result of the performance of this Agreement by Sportsystems, Delaware North or its affiliates, or any of their respective agents, employees or independent contractors, irrespective of whether negligence on the part of Sportsystems, Delaware North or its affiliates, or any of their respective agents, employees or independent contractors is involved.

            (b) REIMBURSEMENT. Wheeling agrees to reimburse Sportsystems, upon demand, for any money or other property which Sportsystems is required or authorized by this Agreement to pay out on behalf of Wheeling for any reason whatsoever, regardless of whether such payment is for expenses of operation or any other costs, charges or obligations incurred or assumed by Sportsystems, or any other party, or for judgments, settlements or expenses in defense of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Sportsystems or Wheeling, jointly or severally, affecting or arising because of the condition or use of the Racetrack, its premises or the land upon which it is situated, or acts or failures to act by Sportsystems, its employees agents, affiliates or independent contractors, or arising out of or based upon any law, contract or award (including without limitation any such matter relating to the hours of employment, working conditions, wages and/or compensation of employees or former employees at the Racetrack, or any severance or termination benefits of such employees), or for any other cause in connection with the Operations or the Racetrack.

            (c) EXCEPTION TO INDEMNIFICATION BY WHEELING. Notwithstanding the foregoing, Wheeling shall not be liable to indemnify and hold Sportsystems harmless from any such liability which results from the gross negligence or willful misconduct of Sportsystems, or the willful, wanton or reckless disregard of injury which occurs as a result of acts or failures to act by Sportsystems.


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            (d) INDEMNIFICATION BY SPORTSYSTEMS. Sportsystems agrees to indemnify and hold Wheeling harmless from any liability for injury to persons or damage to property by reason of any cause which results from the gross negligence or willful misconduct of Sportsystems or the willful, wanton or reckless disregard of injury which occurs as a result of acts or failures to act by Sportsystems.

            12. CONFIDENTIALITY. Each of the parties agrees to maintain the confidentiality of any proprietary information or trade secrets relating to the business of the other party.

            13. MISCELLANEOUS.

            (a) AUDIT. Wheeling and its authorized representatives shall have the right to audit the records of Sportsystems relating to its performance under this Agreement and to confirm that any third-party supplier costs or similar allocated charges which jointly benefit Wheeling and other affiliates of Sportsystems are being charged to Wheeling on an equitable basis.

            (b) NO WAIVERS. No failure or delay on the part of either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or future exercise of such right, power or privilege or the exercise of any other right, power or privilege.

            (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

            (d) COOPERATION BY WHEELING . With the cooperation Wheeling, Sportsystems will ensure that the Operations are conducted at the Racetrack in a competitive and economically sound fashion, consistent with the standards of similar first-class operations. Wheeling will provide its full cooperation in good faith toward this end.

            (e) AMENDMENTS. Any amendment or supplement to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of this Agreement must be made in a writing signed by both parties and will be effective only in the specific instance and for the specific purpose for which made or given.

            (f) GOVERNING LAW. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.


            IN WITNESS WHEREOF, each of the parties hereto has caused this Administrative Services Agreement to be executed by its duly authorized officer as of the day and year first above written.



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                                          WHEELING ISLAND GAMING, INC.


                                          By:_________________________________



                                          SPORTSYSTEMS CORPORATION


                                          By:_________________________________



                                          DELAWARE NORTH COMPANIES,
                                          INCORPORATED

                                          By:_________________________________





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